EXHIBIT 15









July 21, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our report dated May 9, 2005 on our review of interim financial information of Ford Motor Company (the "Company") as of March 31, 2005 and for the three-month periods ended March 31, 2005 and 2004 included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 is incorporated by reference in this Registration Statement on Form S-8.

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP